Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$28,699,825
Realized Gain (Loss) on Swap Contracts	(31,679,175)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(113,469,190)
Unrealized gain (loss) on Fair Value of Swap Contracts	(8,995,049)
Dividend Income	913,093
Interest Income	3,465,340
ETF Transaction Fees	30,000
Total Income (Loss)	$(121,035,156)

Expenses
General Partner Management Fees	$578,825
Professional Fees	100,567
Brokerage Commissions	257,618
Directors' Fees and insurance	14,644
License fees	14,470
Total Expenses	$966,124
Net Income (Loss)	$(122,001,280)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/23	$1,181,850,091
Additions (21,900,000 Shares)	141,106,815
Withdrawals (27,000,000 Shares)	(189,448,014)
Net Income (Loss)	(122,001,280)

Net Asset Value End of Month	$1,011,507,612
Net Asset Value Per Share (162,684,588 Shares)	$6.22

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596